BY-LAWS

                                      OF

                        JEFFERSON SMURFIT CORPORATION
                    (hereinafter called the "Corporation")

                                  ARTICLE I

                                   OFFICES

                    Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

                    Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

                    Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                    Section 2.  Annual Meetings.  The annual
          meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors by a plurality vote, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

                    Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation as it may be amended from time to time (the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may be called by any of (i) the Chairman of the Board of Directors, (ii) the President,
          (iii) any Vice President, or (iv) the Secretary, and shall be called by any such officer at the request in writing of a majority of the entire Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting of stockholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

                    Section 4.  Quorum.  Except as otherwise
          provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                    Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the capital stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder or such other vote as set forth in the Certificate of Incorporation. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                    Section 6.  List of Stockholders Entitled to
          Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting of stockholders, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting of stockholders during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

                    Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

                    Section 8.  Nomination of Directors.  Only
          persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or
          (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 8.

                    In addition to any other applicable
          requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                    To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

                    To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business ad-dress and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
          (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
          8. If the officer presiding at an annual meeting of stockholders determines that a nomination was not made in accordance with the foregoing procedures, such officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                    Section 9.  Business at Annual Meetings.  No
          business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9.

                    In addition to any other applicable
          requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                    To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

                    To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the officer presiding at an annual meeting of stockholders determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, such officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                 ARTICLE III

                                  DIRECTORS

                    Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall initially upon the adoption of these By-Laws be eight (8) (consisting of the Corporation's six (6) directors who are holding office at such time and two (2) vacancies) and, thereafter shall be fixed from time to time by resolution of the Board of Directors adopted in accordance with Section 5 of this
          Article III.  Except as provided in Section 2 of this
          Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the annual meeting for the year in which his term expires and until his successor is duly elected and qualified, or until his earlier death or incapacity, resignation, retirement, disqualification or removal from office. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

                    Section 2. Vacancies. Subject to the terms of any one or more classes or series of preferred stock of the Corporation, newly created directorships resulting from any increase in the number of directors (including the two vacancies in the Board of Directors existing as of the adoption of these By-Laws) and any vacancies in the Board of Directors resulting from death or incapacity, resignation, retirement, disqualification or removal from office may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires and until their successors are duly elected and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office.

                    Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The aforesaid powers of the Board of Directors shall include, but shall in no way be limited to, the power to authorize any of the specific actions set forth on
          Schedule I attached to these By-Laws in accordance with the provisions of Section 5 of this Article III, and such specific actions shall be within the exclusive province of the Board of Directors, as prescribed by law, the Certificate of Incorporation or these By-Laws, and shall not be delegated to any officer, employee or agent of the Corporation.

                    Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the President, or any director. Notice thereof stating the place, date and hour of the meeting and the matters to be acted on at such meeting shall be given to each director either by mail not less than forty-eight
          (48) hours before the date of the meeting (and, if such notice is given by mail within seven (7) days prior to the date of the meeting, concurrently by telephone, telegram, facsimile, telex or cable), by telephone, telegram, facsimile, telex or cable on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

                    Section 5. Quorum; Actions by Board. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; provided, however, that, notwithstanding anything to the contrary contained in these By-Laws, until the Trigger Event, the approval of (i) the Required Majority at any meeting at which there is a quorum present and (ii) two directors who are SIBV Nominees and two directors who are MSLEF II Nominees, shall be required to authorize the actions set forth in Schedule I attached to these By-Laws. Without limiting the foregoing, unless the MS Holders' collective ownership of Common Stock shall be in Tier 5, during any period when the Board of Directors does not consist of eight (or more) members then serving, all actions of the Board of Directors shall require the approval of at least one director who is a SIBV Nominee and one director who is a MSLEF II Nominee. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                    For purposes of these By-Laws, the following terms shall have the respective meanings set forth below:

                    "MS Holders" shall have the meaning set forth in the Stockholders Agreement.

                    "MSLEF II Nominees" shall have the meaning set forth in the Stockholders Agreement.

                    "Required Majority" shall mean a number of directors equal to the sum of (i) a majority of the entire Board of Directors and (i) one. In the event that the Board of Directors consists of eight members, the Required Majority shall be six directors.

                    "SIBV Nominees" shall have the meaning set forth in the Stockholders Agreement.

                    "Stockholders Agreement" shall mean the
          stockholders agreement, dated as of May 3, 1994, among the Corporation, Smurfit International B.V., a corporation organized under the laws of The Netherlands ("SIBV"), The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership ("MSLEF II"), and the other parties thereto, as it may be amended from time to time.

                    "Tier 1", "Tier 2" and "Tier 5" shall have the respective meanings set forth in the Stockholders
          Agreement.

                    "Trigger Event" shall mean the MS Holders' collective ownership of Common Stock not being in Tier 1 or Tier 2.

                    Section 6. Action by Written Consent. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                    Section 7.  Meetings by Means of Conference
          Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

                    Section 8. Committees. The Board of Directors may, by resolution passed by the Required Majority (or, after the Trigger Event, by a majority of the entire Board of Directors), designate one or more committees, each committee to consist of one or more of the directors of the Corporation who shall be appointed to such committee by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, another director may be designated to act at the meeting in the place of any absent or disqualified member by the Required Majority (or, after the Trigger Event, by a majority of the entire Board of Directors). Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

                    Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                    Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                    Section 11. Compensation Committee;
          Compensation of Officers. The Compensation Committee shall be established and consist of such number of directors, as from time to time shall be designated by the Board of Directors in accordance with the Stockholders Agreement, who shall hold office for the term for which each member is elected or until his successor is duly elected and qualified, or until his earlier death or incapacity, resignation, retirement, disqualification or removal from office, none of whom shall be an officer or an employee of the Corporation or of any subsidiary of the Corporation. Each member of the Compensation Committee shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at all times when Rule 16b-3 (or any successor rule) would require any stock option or other plan of the Corporation to be administered solely by "disinterested persons" in order for grants or awards of equity securities under such plan to be exempt from
          Section 16(b) of the Exchange Act; provided, however, that in the event that each member of the Compensation Committee is not such a "disinterested person," then a Stock Option Committee shall be established and consist of such number of directors as may be designated by the Board of Directors, each of which shall be such a "disinterested person."

               The Compensation Committee shall have the duty to review at least once each fiscal year and to establish compensation (including fringe benefits) for the Chief Financial Officer and for all other officers or employees of the Corporation and its subsidiaries (i) who are directors of the Corporation (other than the Chief Executive Officer) or (ii) who are officers of or employed by (or a significant portion of whose time is spent as a consultant to) Jefferson Smurfit Group plc or any of its Affiliates (other than the Corporation and its subsidiaries) and whose primary employment is not with the Corporation and its subsidiaries. The Appointment Committee shall have the duty to review at least once each fiscal year and to establish compensation (including fringe benefits) for all other officers of the Corporation and its subsidiaries. The Compensation Committee and the Board of Directors shall both approve the adoption of and amendment to all bonus and incentive plans (other than those involving stock and options) but the Board of Directors alone shall approve the allocation of awards thereunder. The Board of Directors shall make all decisions with respect to the adoption of or amendments to (i) stock compensation, stock option and stock incentive plans and (ii) pension and profit sharing plans. The Compensation Committee shall make all decisions under the Corporation's stock compensation, stock option and stock incentive plans; provided, however, that the Board of Directors shall make all decisions with respect to grants or awards under such plans unless the grant or award of equity securities under any such plan by the Board of Directors would not, pursuant to Rule 16b-3 (or any successor rule) under the Exchange Act, be exempt from Section 16(b) of the Exchange Act, in which case all decisions with respect to the grant or award of equity securities under such plan shall be made by the Stock Option Committee, if there be one, or the Compensation Committee.

               The Chief Executive Officer, if a director, shall be on the Appointments Committee, but for purposes of the Stockholders Agreement shall not be the MSLEF II Nominee thereon.

                                  ARTICLE IV

                                   OFFICERS

                    Section 1.  General.  The officers of the
          Corporation shall be chosen by the Board of Directors (or by a duly appointed committee thereof (the "Appointment Committee")) and shall be a Chairman of the Board of Directors (who must be a director), a President, a Secretary, a Chief Financial Officer and a Treasurer.
          The Board of Directors (or, if there be one, the Appointment Committee), in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers.
          Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

                    Section 2. Election. The Board of Directors (or, if there be one, the Appointment Committee) at its first annual meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors (or, if there be one, the Appointment Committee); and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office. Any officer elected by the Board of Directors (or, if there be one, the Appointment Committee) may be removed at any time by the affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which there is a quorum (or, if there be an Appointment Committee, a majority of its members). Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors (or, if there be one, the Appointment Committee). The compensation of all officers of the Corporation shall be determined as set forth in Section 11 of Article III of these By-Laws.

                    Section 3.  Voting Securities Owned by the
          Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                    Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors (or, if there be one, the Appointment Committee). During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors (or, if there be one, the Appointment Committee).

                    Section 5.  President.  The President shall,
          subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervisory powers of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors (or, if there be one, the Appointment Committee) or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and of the Board of Directors. The President may be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors (or, if there be one, the Appointment Committee).

                    Section 6. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors or, if there be one, the Appointment Committee) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors (or, if there be one, the Appointment Committee) from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors (or, if there be one, the Appointment Committee) shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                    Section 7.  Secretary.  The Secretary shall
          attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors (or, if there be one, the Appointment Committee) or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors (or, if there be one, the Appointment Committee) or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors (or, if there be one, the Appointment Committee) may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

                    Section 8. Chief Financial Officer. The Chief Financial Officer shall exercise general supervision over the finances of the Corporation and shall supervise and be responsible for all matters pertaining to the raising of debt and equity capital and cash management functions of the Corporation. He shall render periodically such balance sheets and other financial statements or reports relating to the business of the Corporation as may be required pursuant to the Stockholders Agreement, by the Board of Directors, the Chairman of the Board of Directors, the President or any other authorized officer of the Corporation. The Chief Financial Officer shall be a Vice President.

                    Section 9.  Treasurer.  The Treasurer shall
          have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death or incapacity, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                    Section 10. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors (or, if there be one, the Appointment Committee), the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                    Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors (or, if there be one, the Appointment Committee), the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death or incapacity, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                    Section 12.  Other Officers.  Such other
          officers as the Board of Directors (or, if there be one, the Appointment Committee) may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors (or, if there be one, the Appointment Committee). The Board of Directors (or, if there be one, the Appointment Committee) may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                  ARTICLE V

                                    STOCK

                    Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                    Section 2.  Signatures.  Any or all of the
          signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                    Section 3.  Lost Certificates.  The Board of
          Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                    Section 4.  Transfers.  Stock of the
          Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                    Section 5.  Record Date.  In order that the
          Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                    Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VI

                                   NOTICES

                    Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex or cable.

                    Section 2.  Waivers of Notice.  Whenever any
          notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                 ARTICLE VII

                              GENERAL PROVISIONS

                    Section 1.  Dividends.  Dividends upon the
          capital stock of the Corporation, if any, may, subject to the provisions of the Certificate of Incorporation, be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                    Section 2.  Disbursements.  All checks or
          demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                    Section 3.  Fiscal Year.  The fiscal year of
          the Corporation shall be fixed by resolution of the Board of Directors.

                    Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, and may have inscribed thereon the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                 ARTICLE VIII

                               INDEMNIFICATION

                    Section 1.  Power to Indemnify in Actions,
          Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                    Section 2.  Power to Indemnify in Actions,
          Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                    Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

                    Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this
          Article VIII, as the case may be.

                    Section 5.  Indemnification by a Court.
          Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section
          5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

                    Section 6.  Expenses Payable in Advance.
          Expenses (including, without limitation, attorneys fees) actually and reasonably incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

                    Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advances of expenses to, the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

                    Section 8.  Insurance.  The Corporation may
          purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

                    Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
          Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, trustee, administrator, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

                    Section 10.  Survival of Indemnification and
          Advancement of Expenses. The indemnification and advancement of expenses obligations set forth in this
          Article VIII shall inure to the benefit of the heirs, executors, administrators and personal representatives of those persons entitled thereto and shall be binding upon any successor to the Corporation to the fullest extent permitted by law. Neither any amendment or repeal of the provisions of this Article VIII nor adoption of any provision of the Certificate of Incorporation or of these By-Laws which is inconsistent with the provisions of this
          Article VIII shall adversely affect any right or protection of a person existing at the time of such amendment, repeal or adoption with respect to actions, suits or proceedings relating to acts or omissions of such person occurring prior to such amendment, repeal or adoption.

                    Section 11.  Limitation on Indemnification.
          Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification and rights to advancement of expenses (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify, or advance expenses to, any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                    Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                  ARTICLE IX

                                  AMENDMENTS

                    Section 1. These By-Laws may not be altered, amended or repealed, in whole or in part, nor may new By-Laws be adopted, except by the Required Majority (or, after the Trigger Event, a majority of the entire Board of Directors) or by the affirmative vote of the stockholders holding at least two-thirds of the voting power of the Corporation's then outstanding capital stock entitled to vote thereon; provided, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be.

                    Section 2. Entire Board of Directors. As used in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                  Schedule I

                    1.  Amendment of the Certificate of
          Incorporation or By-Laws of the Corporation or any of its subsidiaries.

                    2.  Issuance, sale, purchase, redemption,
          conversion or exchange of any capital stock, warrants, options or other securities of the Corporation or any of its subsidiaries (other than any issuance or sale to the Corporation or any direct or indirect wholly owned subsidiary of the Corporation or pursuant to the subscription agreement, dated as of May 3, 1994, among the Corporation, Jefferson Smurfit Corporation (to be renamed Jefferson Smurfit Corporation (U.S.)), a Delaware corporation ("JSC"), Container Corporation of America, a Delaware Corporation ("CCA"), and SIBV (the "Subscription Agreement")).

                    3. Establishment of and appointments to any audit committee.

                    4. Sale of assets to or from the Corporation or any of its subsidiaries in excess of $20 million in one or a series of transactions or in any number of transactions within a six month period (other than transactions among the Corporation and any of its direct or indirect wholly owned subsidiaries or among any of the Corporation's direct or indirect wholly owned subsidiaries).

                    5. Sale of assets between the Corporation or any of its subsidiaries and Jefferson Smurfit Group plc, a company organized under the laws of the Republic of Ireland ("JSG"), or any of JSG's Affiliates (as defined below), in excess of $5 million in one or a series of transactions or in any number of transactions within a six month period (other than sales and purchases of inventory in the normal course of the Corporation's business consistent with the requirements of its business).

                    6.  Merger, consolidation, dissolution or
          liquidation of the Corporation or any of its subsidiaries, except for mergers or consolidations of subsidiaries of the Corporation, JSC or CCA with other subsidiaries of the Corporation, JSC or CCA (other than a merger or consolidation involving the Corporation, JSC or CCA, except as contemplated by the Corporation's Registration Statement (File No. 33-75520) relating to its initial public offering).

                    7. Filing of any petition by or on behalf of the Corporation seeking relief under the federal bankruptcy act or similar relief under any law or statute of the United States or any state thereof.

                    8. Setting aside, declaration or making of any payment or distribution by way of dividend or otherwise to the stockholders of the Corporation or any of its subsidiaries (or setting dividend policy with respect thereto), except for any such payments or distributions made or to be made to the Corporation or any of its direct or indirect wholly owned subsidiaries.

                    9. Incurrence of new indebtedness (including capitalized leases) in excess of $10 million.

                    10.  Creation or incurrence of a lien or
          encumbrance on the property of the Corporation or any of its subsidiaries, except for liens related to the Refinancing (as defined in the Stockholders Agreement), liens related to any indebtedness incurred pursuant to paragraph 9 of this Schedule I or other minor liens, including liens for taxes or those arising by operation of law, permitted to exist under the terms of the Refinancing (or any other material amount of indebtedness for borrowed money).

                    11.  Guarantees in excess of $10 million of
          payment by or performance of obligations of third parties other than in the ordinary course of business.

                    12.  The Corporation's or any of its
          subsidiaries' institution, termination or settlement of material litigation or litigation not in the ordinary course of the Corporation's business (in each case where such litigation represents a case or controversy in excess of $10 million).

                    13. Surrendering or abandoning any property, tangible or intangible, or any rights having a book value in excess of $10 million.

                    14.  Any commitment or action of the
          Corporation or any of its subsidiaries (other than in the ordinary course of its business) which creates a liability or commitment (fixed or contingent) in excess of $15 million.

                    15.  Capital expenditures in excess of
          accumulated depreciation allowance of the Corporation or any of its subsidiaries (including all accumulated depreciation allowances to date) (calculated in accordance with generally accepted accounting principles).

                    16. Donations of money or property in a given fiscal year significantly in excess of the amounts historically donated by the Corporation in such period subject to an annual 5% increase.

                    17. Any investment of the Corporation or any of its subsidiaries in JSG or any of its Affiliates.

                    18. Any investment of the Corporation or any of its subsidiaries in another corporation, partnership or joint venture in excess of $15 million (in one or a series of related transactions or in any number of transactions within six months), other than an investment in the Corporation or any of its direct or indirect wholly owned subsidiaries.

                    19.  Entering into any lease (other than a
          capitalized lease) of any assets of the Corporation located in any one place having a book value in excess of $20 million or in excess of $10 million, if the lease has a term of more than five years.

                    20.  Entering into agreements or material
          transactions between the Corporation and a (or adopting any incentive, compensation or other benefit plan covering any) director or officer of any of the following entities or their Affiliates: the Corporation, JSC, JSG, CCA, SIBV, and MSLEF II.

                    21. Replacement of independent accountants for the Corporation or any of its subsidiaries.

                    22.  Modification of significant accounting
          methods, practices, procedures and policies except as required by generally accepted accounting principles.

                    23.  Amendment or termination of the 1992
          SIBV/MS Holdings, Inc. Stock Option Plan, except as contemplated by the Corporation's Registration Statement (File no. 33-75520) relating to its initial public offering.

                    24.  Except as provided in the Stockholders
          Agreement, the election or removal of directors and officers of each of JSC and CCA.

                    25. The increase or decrease of the number of directors comprising the Corporation's Board of Directors.

                    26. Any decision regarding registration of any securities, except for any registration required under the Registration Rights Agreement, dated as of May 3, 1994, among the Corporation, MSLEF II, SIBV, and the other parties thereto.

                    For purposes of this Schedule I, "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act or any successor provision.

                    Capitalized terms used in this Schedule I and not otherwise defined herein shall have the respective meanings set forth in the By-Laws to which this Schedule I is attached.